Exhibit 99.1

Tenneco Reports Second Quarter 2019 Results

- Revenue growth significantly outpaces light vehicle industry production

- Tenneco reports Q2 earnings per diluted share of $0.32; adjusted EPS of $1.20

- Company confirms spinoff expected mid-2020

LAKE FOREST, Ill., Aug. 6, 2019 /PRNewswire/ -- Tenneco Inc. (NYSE: TEN) reported second quarter 2019 revenue▲ of $4.5 billion, a 78% increase versus $2.5 billion a year ago, which includes $1.9 billion from acquisitions. On a constant currency pro forma basis, total revenue increased 1% versus last year, while light vehicle industry production* declined 8% in the quarter. Value-add revenue for the second quarter was $3.7 billion.

The company reported net income for second quarter 2019 of $26 million, or 32-cents per diluted share. Second quarter 2018 net income▲ was $47 million, or 92-cents per diluted share. Second quarter 2019 adjusted net income was $97 million, or $1.20 per diluted share, compared with $96 million, or $1.84 per diluted share last year. Diluted shares outstanding in the second quarter increased 57% to 80.9 million shares, from 51.6 million shares in the second quarter 2018, primarily due to the acquisition of Federal-Mogul.

Second quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $141 million including the acquired Federal-Mogul business, versus $111 million last year. EBIT as a percent of revenue was 3.1% versus 4.4% last year and compares to -0.5% last quarter.

Second quarter adjusted EBITDA was $414 million versus $233 million last year. Adjusted EBITDA as a percent of value-add revenue was 11.1%. Second quarter performance improved 240 basis points sequentially, compared to first quarter 2019, driven by the ramp up of synergy benefits and cost control initiatives. Cash generated from operations was $50 million.

"Tenneco's revenue growth outpaced industry production by nine percentage points, driven by higher light vehicle, commercial truck and off-highway revenues," said Brian Kesseler, co-CEO, Tenneco. "We delivered sequential earnings improvement on flat revenue quarter to quarter, with disciplined cost management and effective synergy capture actions."

OUTLOOK

Third Quarter 2019
Tenneco expects third quarter revenue in the range of $4.3 billion to $4.4 billion. Further, the company expects its third quarter adjusted EBITDA to be in the range of $390 million to $410 million, including year-over-year pro forma margin improvement of approximately 100 basis points in both the DRiV and New Tenneco divisions.

Full Year 2019
The company updated its 2019 full year outlook, and now expects:

  Total revenues in the range of $17.6 billion to $17.8 billion.
  Value-add revenues in the range of $14.6 billion to $14.8 billion
  Value-add adjusted EBITDA margin of 10.4% to 10.6%
  Adjusted EBITDA of $1,515 million to $1,565 million
  Interest expense of ~$335 million
  Cash taxes in the range of $180 million to $200 million
  Capital expenditures of ~$730 million
  Net debt/LTM adjusted EBITDA of 3.3x

"In the third quarter, we expect our revenues to outgrow the markets we serve," said Roger Wood, co-CEO, Tenneco. "More importantly, we anticipate higher margins on a year-over-year basis in both divisions supported by operational performance improvements, synergy realization and our continued focus on eliminating waste and cost throughout the business."

Leverage and Spin Update
The company confirmed its targeted timing for the separation of the business into two standalone companies, and expects the DRiV™ spinoff to occur mid-2020. Management remains focused and committed to the separation of the businesses.

*Source: IHS Markit July 2019 global light vehicle production forecast and Tenneco estimates.

▲ Financial results for the second quarter of 2018 have been revised for certain immaterial adjustments, which are further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

See "About revenue and EBITDA guidance" below for further information about revenue guidance and forecasted performance measures.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 6 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 6 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 6 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Pro Forma Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 and 6 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway, Industrial and other revenues – 3 and 6 Months
Reconciliation of GAAP revenue to pro forma revenue and Non-GAAP earnings measures – 2018 quarterly
Reconciliation of GAAP revenue to pro forma revenue and Non-GAAP earnings measures – 2018 and 2017 annual
Division Level Q3 and FY 2019 Outlook

CONFERENCE CALL
The company will host a conference call on Tuesday, August 6, 2019 at 9:30 a.m. ET. The dial-in number is 833-366-1121 (domestic) or 412-902-6733 (international). The passcode is: Tenneco Inc. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on August 6, 2019 through August 13, 2019. To access this recording, dial 877-344-7529 (domestic) or 412-317-0088 (international) or 855 669-9658 (Canada). The replay access code is 10133241. The purpose of the call is to discuss the company's operations for the second fiscal quarter 2019, as well as provide updated information regarding matters impacting the company's outlook, including the plan to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company. A copy of the press release is available on the financial and news sections of the Tenneco web site.

About Tenneco
Headquartered in Lake Forest, Illinois, Tenneco is one of the world's leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2018 revenues of $11.8 billion and approximately 81,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company.

About DRiV™ - the future Aftermarket and Ride Performance Company
Following the expected separation of Tenneco to form two new, independent companies, an Aftermarket and Ride Performance company (DRiV™) as well as a new Powertrain Technology company, DRiV will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. DRiV's principal product brands will feature Monroe®, Öhlins®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Ferodo®, Champion® and others. DRiV would have 2018 pro-forma revenues of $6.4 billion, with 54% of those revenues from aftermarket and 46% from original equipment customers.

About the new Tenneco - the future Powertrain Technology company
Following Tenneco's expected separation to form two new, independent companies, an Aftermarket and Ride Performance company (DRiV™), as well as a new Powertrain Technology company, the new Tenneco will be one of the world's largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The new Tenneco would have 2018 pro-forma revenues of $11.4 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

About Revenue and EBITDA Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to reconcile forecasted adjusted EBITDA (and the related margins) on a forward-looking basis to the most comparable GAAP measures without unreasonable efforts on account of these factors and other factors not in our control. For certain additional assumptions upon which these estimates are based, see the slides accompanying the August 6, 2019 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

About Forward-Looking Statements
This press release contains forward-looking statements. The words "may," "will," "believe," "should," "could," "plan," "expect," "anticipate," "estimate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  general economic, business and market conditions;
  our ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;
  the cost and outcome of existing and any future claims, legal proceedings or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;
  changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences away from historically higher margin products for our customers and us, to other lower margin vehicles, for which we may or may not have supply arrangements, and the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector;
  changes in consumer demand for our original equipment products or aftermarket products, or changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products;
  our dependence on certain large customers, including the loss of any of our large original equipment manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;
  new technologies that reduce the demand for certain of our products or otherwise render them obsolete;
  our ability to introduce new products and technologies that satisfy customers' needs in a timely fashion;
  the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program);
  changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt;
  our ability to comply with the covenants contained in our debt instruments;
  our working capital requirements;
  our ability to successfully execute cash management and other cost reduction plans, and to realize the anticipated benefits from these plans;
  risks inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruptions of production and supply;
  increasing competition from lower cost, private-label products;
  damage to the reputation of one or more of our leading brands;
  the effect of improvements in automotive parts on aftermarket demand for some of our products;
  industrywide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers;
  developments relating to our intellectual property, including our ability to adapt to changes in technology;
  costs related to product warranties and other customer satisfaction actions;
  the failure or breach of our information technology systems, including the consequences of any misappropriation, exposure or corruption of sensitive information stored on such systems and the interruption to our business such failure or breach may cause;
  the effect of consolidation among vehicle parts suppliers and customers on our ability to compete in the highly competitive automotive and commercial vehicle supplier industry;
  changes in distribution channels or competitive conditions in the markets and countries where we operate;
  the evolution towards autonomous vehicles and car and ride sharing;
  customer acceptance of new products;
  our ability to successfully integrate, and benefit from, any acquisitions we complete;
  our ability to effectively manage our joint ventures and other third-party relationships;
  the potential impairment in the carrying value of our long-lived assets, goodwill, or indefinite-lived intangible assets or our inability to realize our deferred tax assets;
  the negative effect of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;
  increases in the costs of raw materials or components, including our ability to successfully reduce the effect of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery, and other methods;
  changes by the Financial Accounting Standards Board or the Securities and Exchange Commission of authoritative generally accepted accounting principles or policies;
  changes in accounting estimates and assumptions, including changes based on additional information;
  any changes by the International Organization for Standardization (ISO) or other such committees in their certification protocols for processes and products, which may have the effect of delaying or hindering our ability to bring new products to market;
  the effect of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation;
  potential volatility in our effective tax rate;
  disasters, such as fires, earthquakes and flooding, and any resultant disruptions in the supply or production of goods or services to us or by us, in demand by our customers or in the operation of our system, disaster recovery capabilities or business continuity capabilities;
  acts of war and/or terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the effect of these acts on economic, financial, and social conditions in the countries where we operate;
  pension obligations and other postretirement benefits;
  our hedging activities to address commodity price fluctuations; and
  the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, important factors related to the acquisition of Federal-Mogul LLC ("Federal-Mogul") and the planned separation of our company into a powertrain technology company and an aftermarket and ride performance company that could cause actual results to differ materially from the expectations reflected in the forward-looking statements, including:

  the risk the Company may not complete a separation of its powertrain technology business and its aftermarket and ride performance business (or achieve some or all of the anticipated benefits of the separation);
  the risk the combined company and each separate company following the separation will underperform relative to our expectations;
  the ongoing transaction costs and risk we may incur greater costs following separation of the business;
  the risk the spin-off is determined to be a taxable transaction;
  the risk the benefits of the acquisition of Federal-Mogul, including synergies, may not be fully realized or may take longer to realize than expected;
  the risk the acquisition of Federal-Mogul may not advance our business strategy;
  the risk we may experience difficulty integrating or separating employees or operations; and
  the risk the transaction may have an adverse effect on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters; our ability to retain and hire key personnel; or our ability to maintain relationships with customers, suppliers or other business partners.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2018.

Investor inquiries:	Media inquiries:

Linae Golla	Bill Dawson
847-482-5162	847-482-5807
lgolla@tenneco.com	bdawson@tenneco.com

Rich Kwas	Steve Blow
248-849-1340	517-262-0655
rich.kwas@tenneco.com	sblow@tenneco.com

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2019		2018*
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 1,050		$ 1,073
Clean Air - Substrate sales	777		621
Powertrain	1,133		-
Motorparts	835		333
Ride Performance	709		506
Total net sales and operating revenues	$ 4,504		$ 2,533

Costs and expenses:
Cost of sales	3,793	(e) (f) (g)	2,134
Selling, general and administrative	288	(b) (c)	154	(j) (k) (l) (m)
Depreciation and amortization	169	(a)	60
Engineering, research, and development	78		39
Restructuring charges and asset impairments	61	(a) (d)	29	(i) (l)
Total costs and expenses	4,389		2,416

Other expense (income):
Non-service pension and other postretirement benefit costs (credits)	4		3
Equity in (earnings) losses of nonconsolidated affiliates, net of tax	(17)		-
Other expense (income), net	(13)		3
Total other expense (income)	(26)		6

Earnings before interest expense, income taxes, and noncontrolling interests:
Clean Air	113	(a) (f)	103	(i) (l)
Powertrain	42	(a) (d)	-
Motorparts	75	(a) (c) (d) (e) (g)	51	(i) (l)
Ride Performance	(11)	(a) (d) (e)	3	(i) (j)
Corporate	(78)	(b) (c) (d)	(46)	(k) (l) (m)
Total earnings before interest expense, income taxes, and noncontrolling interests	141		111

Interest expense	82	(o)	22	(o)
Earnings before income taxes and noncontrolling interests	59		89

Income tax expense	14	(h)	26	(n)
Net income	45		63

Less: Net income attributable to noncontrolling interests	19		16
Net income attributable to Tenneco Inc.	$ 26		$ 47

Weighted average common shares outstanding:
Basic	80.9		51.3
Diluted	80.9		51.6

Earnings per share of common stock:
Basic	$ 0.32		$ 0.92
Diluted	$ 0.32		$ 0.92

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(a) Includes restructuring and related charges of $60 million pre-tax, $44 million after tax and noncontrolling interests or $0.54 per diluted share. Of the amount, $57 million is recorded in restructuring charges and asset impairments and $3 million is recorded in depreciation and amortization. $15 million is recorded in Clean Air, $16 million is recorded in Powertrain, $3 million is recorded in Motorparts and $26 million is recorded in Ride Performance.

(b) Includes costs related to cost reduction initiatives of $2 million pre-tax, $1 million after tax or $0.02 per diluted share.

(c) Includes acquisition and expected spin costs of $27 million pre-tax, $19 million after tax or $0.23 per diluted share. $1 million is recorded in Motorparts and $26 million is recorded in Corporate.

(d) Includes costs to achieve synergies of $7 million pre-tax, $5 million after tax or $0.06 per diluted share. Of the amount, $4 million is recorded in restructuring charges and asset impairments and $3 million is recorded in selling, general and administrative. $2 million is recorded in Powertrain, $4 million is recorded in Motorparts, $(1) million is recorded in Ride Performance and $2 million is recorded in Corporate.

(e) Includes charges related to purchase accounting of $3 million pre-tax, $1 million after tax or $0.02 per diluted share. $1 million is recorded in Motorparts and $2 million is recorded in Ride Performance.

(f) Includes process harmonization charge of $1 million pre-tax.

(g) Includes warranty charge of $7 million pre-tax, $5 million after tax or $0.06 per diluted share.

(h) Includes net tax benefit of $4 million or $0.05 per diluted share for discrete tax adjustments recognized in the period.

(i) Includes restructuring and related charges of $21 million pre-tax, $14 million after tax and noncontrolling interests or $0.26 per diluted share. $11 million is recorded in Clean Air,  $2 million is recorded in Motorparts and $8 million is recorded in Ride Performance.

(j) Includes costs related to cost reduction initiatives of $10 million pre-tax, $7 million after tax or $0.14 per diluted share.

(k) Includes acquisition costs of $18 million pre-tax, $14 million after tax or $0.27 per diluted share.

(l) Includes costs to achieve synergies of $9 million pre-tax, $7 million after tax or $0.11 per diluted share. Of the amount, $8 million is recorded in restructuring charges and asset impairments and $1 million is recorded in selling, general and administrative. $6 million is recorded in Clean Air, $1 million is recorded in Motorparts and $2 million is recorded in Corporate.

(m) Includes environmental charge of $4 million pre-tax, $3 million after tax or $0.06 per diluted share related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(n) Includes net tax expense of $4 million or $0.08 per diluted share for discrete tax adjustments recognized in the period.

(o) Financing charges on sale of receivables are included in interest expense.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2019		2018*
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 2,123		$ 2,177
Clean Air - Substrate sales	1,483		1,273
Powertrain	2,308		-
Motorparts	1,632		645
Ride Performance	1,442		1,019
Total net sales and operating revenues	$ 8,988		$ 5,114

Costs and expenses:
Cost of sales	7,657	(e) (g) (h)	4,327	(n)
Selling, general and administrative	604	(b) (c) (d)	305	(k) (l) (m) (o)
Depreciation and amortization	338	(a)	120
Engineering, research, and development	170		79
Restructuring charges and asset impairments	85	(a) (d)	41	(j) (m)
Goodwill impairment charge	60	(f)	-
Total costs and expenses	8,914		4,872

Other expense (income):
Non-service pension and other postretirement benefit costs (credits)	6		6
Equity in (earnings) losses of nonconsolidated affiliates, net of tax	(33)		-
Other expense (income), net	(16)		3
Total other expense (income)	(43)		9

Earnings before interest expense, income taxes, and noncontrolling interests:
Clean Air	207	(a) (d) (g)	223	(j) (m)
Powertrain	96	(a) (d) (e)	-
Motorparts	84	(a) (c) (d) (e) (g) (h)	90	(j) (m)
Ride Performance	(92)	(a) (d) (e) (f)	10	(j) (k) (n)
Corporate	(178)	(a) (b) (c) (d)	(90)	(l) (m) (o)
Total earnings before interest expense, income taxes, and noncontrolling interests	117		233

Interest expense	163	(q)	45	(q)
Earnings (Loss) before income taxes and noncontrolling interests	(46)		188

Income tax expense	14	(i)	51	(p)
Net income (loss)	(60)		137

Less: Net income attributable to noncontrolling interests	31		30
Net income (loss) attributable to Tenneco Inc.	$ (91)		$ 107

Weighted average common shares outstanding:
Basic	80.9		51.2
Diluted	80.9		51.5

Earnings (Loss) per share of common stock:
Basic	$ (1.13)		$ 2.08
Diluted	$ (1.13)		$ 2.07

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(a) Includes restructuring and related charges of $80 million pre-tax, $60 million after tax and noncontrolling interests or $0.73 per diluted share. Of the amount, $74 million is recorded in restructuring charges and asset impairments and $6 million is recorded in depreciation and amortization. $19 million is recorded in Clean Air, $17 million is recorded in Powertrain, $4 million is recorded in Motorparts, $39 million is recorded in Ride Performance and $1 million is recorded in Corporate.

(b) Includes costs related to cost reduction initiatives of $10 million pre-tax, $7 million after tax or $0.09 per diluted share.

(c) Includes acquisition and expected spin costs of $67 million pre-tax, $51 million after tax or $0.62 per diluted share. $1 million is recorded in Motorparts and $66 million is recorded in Corporate.

(d) Includes costs to achieve synergies of $14 million pre-tax, $11 million after tax or $0.14 per diluted share. Of the amount, $11 million is recorded in restructuring charges and asset impairments and $3 million is recorded in selling, general and administrative.  $1 million is recorded in Clean Air, $2 million is recorded in Powertrain, $7 million is recorded in Motorparts, $2 million is recorded in Ride Performance and $2 million is recorded in Corporate.

(e) Includes charges related to purchase accounting of $44 million pre-tax, $35 million after tax or $0.44 per diluted share. $2 million is recorded in Powertrain, $37 million is recorded in Motorparts and $5 million is recorded in Ride Performance.

(f) Represents goodwill impairment charges of $60 million pre-tax, $60 million after tax or $0.74 per diluted share.

(g) Includes process harmonization charge of $10 million pre-tax, $7 million after tax or $0.09 per diluted share, of which $5 million is recorded in Clean Air and $5 million is recorded in Motorparts.

(h) Includes warranty charge of $7 million pre-tax, $5 million after tax or $0.06 per diluted share.

(i) Includes net tax benefit of $6 million or $0.07 per diluted share for discrete tax adjustments recognized in the period.

(j) Includes restructuring and related charges of $33 million pre-tax, $22 million after tax and noncontrolling interests or $0.42 per diluted share. $12 million is recorded in Clean Air, $4 million is recorded in Motorparts and $17 million is recorded in Ride Performance.

(k) Includes costs related to cost reduction initiatives of $10 million pre-tax, $7 million after tax or $0.15 per diluted share.

(l) Includes acquisition costs of $31 million pre-tax, $25 million after tax or $0.48 per diluted share.

(m) Includes costs to achieve synergies of $9 million pre-tax, $7 million after tax or $0.12 per diluted share. Of the amount, $8 million is recorded in restructuring charges and asset impairments and $1 million is recorded in selling, general and administrative. $6 million is recorded in Clean Air, $1 million is recorded in Motorparts and $2 million is recorded in Corporate.

(n) Includes warranty charge of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.

(o) Includes environmental charge of $4 million pre-tax, $3 million after tax or $0.06 per diluted share related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(p) Includes net tax expense of $4 million or $0.09 per diluted share for discrete tax adjustments recognized in the period.

(q) Financing charges on sale of receivables are included in interest expense.

	ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
Unaudited
(Millions)

		June 30, 2019		December 31, 2018

Assets

	Cash and cash equivalents	$ 384		$ 697

	Restricted cash	6		5

	Receivables, net	2,847	(a)	2,572	(a)

	Inventories	2,207		2,245

	Prepayments and other current assets	550		590

	Other noncurrent assets	4,029		3,622

	Property, plant and equipment, net	3,569		3,501

	Total assets	$ 13,592		$ 13,232

Liabilities and Shareholders' Equity

	Short-term debt, including current maturities of long-term debt	$ 170		$ 153

	Accounts payable	2,725		2,759

	Accrued compensation and employee benefits	391		343

	Accrued income taxes	-		64

	Accrued expenses and other current liabilities	1,024		1,001

	Long-term debt	5,508	(b)	5,340	(b)

	Deferred income taxes	110		88

	Pension and postretirement benefits	1,129		1,167

	Deferred credits and other liabilities	546		263

	Redeemable noncontrolling interests	145		138

	Tenneco Inc. shareholders' equity	1,638		1,726

	Noncontrolling interests	206		190

	Total liabilities, redeemable noncontrolling interests and equity	$ 13,592		$ 13,232

		June 30, 2019		December 31, 2018
(a)	Accounts receivable net of:
	Accounts receivable outstanding and derecognized	$ 1,098		$ 1,011

		June 30, 2019		December 31, 2018
(b)	Long-term debt composed of:
	Revolver Borrowings	$ 250		$ -
	LIBOR plus 1.75% Term Loan A due 2019 through 2023	1,649		1,691
	LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,626		1,629
	$225 million of 5.375% Senior Notes due 2024	222		222
	$500 million of 5.000% Senior Notes due 2026	494		493
	€415 million 4.875% Euro Fixed Rate Notes due 2022	489		496
	€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024	345		349
	€350 million of 5.000% Euro Fixed Rate Notes due 2024	422		427
	Other Debt, primarily foreign instruments	91		106
		5,588		5,413
	Less: maturities classified as current	80		73
	Total long-term debt	$ 5,508		$ 5,340

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF CASH FLOWS
Unaudited
(Millions)

	Three Months Ended June 30,
	2019	2018*

Operating Activities
Net income	$ 45	$ 63
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	169	60
Deferred income taxes	(6)	(8)
Stock-based compensation	6	2
Restructuring charges and asset impairments, net of cash paid	28	14
Change in pension and other postretirement benefit plans	(15)	2
Equity in earnings of nonconsolidated affiliates	(17)	-
Cash dividends received from nonconsolidated affiliates	12	-
Loss (gain) on sale of assets	(1)	-
Changes in operating assets and liabilities:
Receivables	(89)	(12)
Inventories	90	(19)
Payables and accrued expenses	(109)	21
Accrued interest and accrued income taxes	(28)	2
Other assets and liabilities	(35)	(47)
Net cash provided by operating activities	50	78

Investing Activities
Proceeds from sale of assets	4	3
Cash payments for property, plant and equipment	(169)	(85)
Proceeds from deferred purchase price of factored receivables	87	32
Other	(3)	2
Net cash used by investing activities	(81)	(48)

Financing Activities
Proceeds from term loans and notes	83	3
Repayments of term loans and notes	(126)	(15)
Borrowings on revolving lines of credit	2,406	1,402
Payments on revolving lines of credit	(2,273)	(1,425)
Issuance (repurchase) of common shares	-	1
Cash dividends	-	(12)
Debt issuance cost of long-term debt	-	(2)
Net increase (decrease) in bank overdrafts	(7)	(3)
Other	2	10
Distributions to noncontrolling interest partners	(19)	(28)
Net cash provided (used) by financing activities	66	(69)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(8)	(14)
Increase (Decrease) in cash, cash equivalents and restricted cash	27	(53)

Cash, cash equivalents and restricted cash, beginning of period	363	290
Cash, cash equivalents and restricted cash, end of period	$ 390	$ 237

Supplemental Cash Flow Information
Cash paid during the period for interest	$ 71	$ 17
Cash paid during the period for income taxes, net of refunds	57	31

Non-cash Investing Activities
Period end balance of accounts payables for property, plant and equipment	$ 116	$ 54
Deferred purchase price of receivables factored in the period	52	71

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF CASH FLOWS
Unaudited
(Millions)

	Six Months Ended June 30,
	2019	2018*

Operating Activities
Net income (loss)	$ (60)	$ 137
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Goodwill impairment charge	60	-
Depreciation and amortization	338	120
Deferred income taxes	(14)	(9)
Stock-based compensation	13	7
Restructuring charges and asset impairments, net of cash paid	14	10
Change in pension and other postretirement benefit plans	(32)	2
Equity in earnings of nonconsolidated affiliates	(33)	-
Cash dividends received from nonconsolidated affiliates	27	-
Loss (gain) on sale of assets	(1)	-
Changes in operating assets and liabilities:
Receivables	(401)	(233)
Inventories	101	(51)
Payables and accrued expenses	48	206
Accrued interest and accrued income taxes	(66)	(2)
Other assets and liabilities	(94)	(109)
Net cash provided (used) by operating activities	(100)	78

Investing Activities
Proceeds from sale of assets	5	5
Net proceeds from sale of business	22	-
Cash payments for property, plant and equipment	(379)	(174)
Acquisition of business (net of cash acquired)	(158)	-
Proceeds from deferred purchase price of factored receivables	147	66
Other	(1)	2
Net cash used by investing activities	(364)	(101)

Financing Activities
Proceeds from term loans and notes	111	9
Repayments of term loans and notes	(190)	(28)
Borrowings on revolving lines of credit	4,525	2,669
Payments on revolving lines of credit	(4,254)	(2,614)
Issuance (repurchase) of common shares	(2)	(1)
Cash dividends	(20)	(25)
Debt issuance cost of long-term debt	-	(2)
Net increase (decrease) in bank overdrafts	(8)	(7)
Other	(1)	(20)
Distributions to noncontrolling interest partners	(20)	(28)
Net cash provided (used) by financing activities	141	(47)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	11	(11)
Decrease in cash, cash equivalents and restricted cash	(312)	(81)

Cash, cash equivalents and restricted cash, beginning of period	702	318
Cash, cash equivalents and restricted cash, end of period	$ 390	$ 237

Supplemental Cash Flow Information
Cash paid during the period for interest	$ 145	$ 40
Cash paid during the period for income taxes, net of refunds	100	56

Non-cash Investing Activities
Period end balance of accounts payables for property, plant and equipment	$ 116	$ 54
Deferred purchase price of receivables factored in the period	52	71

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q2 2019				Q2 2018*
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share		EBIT	EBITDA (3)
Earnings Measures	$ 26	$ 0.32	$ 141	$ 310	$ 47	$ 0.92		$ 111	$ 171

Adjustments:
Restructuring and related expenses(4)	44	0.54	60	57	14	0.26		21	21
Cost reduction initiatives (5)	1	0.02	2	2	7	0.14		10	10
Acquisition and spin costs (6)	19	0.23	27	27	14	0.27		18	18
Costs to achieve synergies (7)	5	0.06	7	7	7	0.11		9	9
Purchase accounting charges (8)	1	0.02	3	3	-	-		-	-
Process harmonization (9)	-	-	1	1	-	-		-	-
Warranty charge (10)	5	0.06	7	7	-	-		-	-
Environmental charge (11)	-	-	-	-	3	0.06		4	4
Net tax adjustments	(4)	(0.05)	-	-	4	0.08		-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$ 97	$ 1.20	$ 248	$ 414	$ 96	$ 1.84		$ 173	$ 233

	Q2 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net income attributable to Tenneco Inc.								$ 26

Net income attributable to noncontrolling interests								19

Net income								45

Income tax expense								14

Interest expense								82

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	$ 113	$ 42	$ 75	$ (11)	$ 219	$ (78)		$ 141

Depreciation and amortization	39	58	35	37	169	-		169

Total EBITDA including noncontrolling interests (3)	$ 152	$ 100	$ 110	$ 26	$ 388	$ (78)		$ 310

Restructuring and related expenses(4)	15	16	3	23	57	-		57
Cost reduction initiatives (5)	-	-	-	-	-	2		2
Acquisition and spin costs (6)	-	-	1	-	1	26		27
Costs to achieve synergies (7)	-	2	4	(1)	5	2		7
Purchase accounting charges (8)	-	-	1	2	3	-		3
Process harmonization (9)	1	-	-	-	1	-		1
Warranty charge (10)	-	-	7	-	7	-		7

Adjusted EBITDA	$ 168	$ 118	$ 126	$ 50	$ 462	$ (48)	(12)	$ 414

	Q2 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net income attributable to Tenneco Inc.						$ 47

Net income attributable to noncontrolling interests						16

Net income						63

Income tax expense						26

Interest expense						22

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$ 103	$ 51	$ 3	$ 157	$ (46)	$ 111

Depreciation and amortization	39	4	17	60	-	60

Total EBITDA including noncontrolling interests (3)	$ 142	$ 55	$ 20	$ 217	$ (46)	$ 171

Restructuring and related expenses	11	2	8	21	-	21
Cost reduction initiatives (5)	-	-	10	10	-	10
Acquisition costs (6)	-	-	-	-	18	18
Costs to achieve synergies (7)	6	1	-	7	2	9
Environmental charge (11)	-	-	-	-	4	4

Adjusted EBITDA	$ 159	$ 58	$ 38	$ 255	$ (22)	$ 233

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)Q2 2019 includes $3 million of accelerated depreciation related to plant closures.

(5)Costs related to cost reduction initiatives.

(6)Costs related to acquisitions and costs related to expected spin.

(7)Costs to achieve synergies related to Federal-Mogul acquisition.

(8)This primarily relates to a non-cash charge to cost of goods sold for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(9)Charge due to process harmonization.

(10)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(11)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(12)Corporate costs for each division are $23M for New Tenneco and $25M for DRiV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2019				YTD 2018*
	Net income (loss) attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share		EBIT	EBITDA (3)
Earnings (Loss) Measures	$ (91)	$ (1.13)	$ 117	$ 455	$ 107	$ 2.07		$ 233	$ 353

Adjustments:
Restructuring and related expenses(4)	60	0.73	80	74	22	0.42		33	33
Cost reduction initiatives (5)	7	0.09	10	10	7	0.15		10	10
Acquisition and spin costs (6)	51	0.62	67	67	25	0.48		31	31
Costs to achieve synergies (7)	11	0.14	14	14	7	0.12		9	9
Purchase accounting charges (8)	35	0.44	44	44	-	-		-	-
Goodwill impairment charge (9)	60	0.74	60	60	-	-		-	-
Process harmonization (10)	7	0.09	10	10	-	-		-	-
Warranty charge (11)	5	0.06	7	7	4	0.08		5	5
Environmental charge (12)	-	-	-	-	3	0.06		4	4
Net tax adjustments	(6)	(0.07)	-	-	4	0.09		-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$ 139	$ 1.71	$ 409	$ 741	$ 179	$ 3.47		$ 325	$ 445

	YTD 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net loss attributable to Tenneco Inc.								$ (91)

Net income attributable to noncontrolling interests								31

Net loss								(60)

Income tax expense								14

Interest expense								163

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	$ 207	$ 96	$ 84	$ (92)	$ 295	$ (178)		$ 117

Depreciation and amortization	76	117	71	73	337	1		338

Total EBITDA including noncontrolling interests (3)	$ 283	$ 213	$ 155	$ (19)	$ 632	$ (177)		$ 455

Restructuring and related expenses(4)	19	17	4	33	73	1		74
Cost reduction initiatives (5)	-	-	-	-	-	10		10
Acquisition and spin costs (6)	-	-	1	-	1	66		67
Costs to achieve synergies (7)	1	2	7	2	12	2		14
Purchase accounting charges (8)	-	2	37	5	44	-		44
Goodwill impairment charge (9)	-	-	-	60	60	-		60
Process harmonization (10)	5	-	5	-	10	-		10
Warranty charge (11)	-	-	7	-	7	-		7

Adjusted EBITDA	$ 308	$ 234	$ 216	$ 81	$ 839	$ (98)	(13)	$ 741

	YTD 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net income attributable to Tenneco Inc.						$ 107

Net income attributable to noncontrolling interests						30

Net income						137

Income tax expense						51

Interest expense						45

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$ 223	$ 90	$ 10	$ 323	$ (90)	$ 233

Depreciation and amortization	76	10	34	120	-	120

Total EBITDA including noncontrolling interests (3)	$ 299	$ 100	$ 44	$ 443	$ (90)	$ 353

Restructuring and related expenses	12	4	17	33	-	33
Cost reduction initiatives (5)	-	-	10	10	-	10
Acquisition costs (6)	-	-	-	-	31	31
Costs to achieve synergies (7)	6	1	-	7	2	9
Warranty charge (11)	-	-	5	5	-	5
Environmental charge (12)	-	-	-	-	4	4

Adjusted EBITDA	$ 317	$ 105	$ 76	$ 498	$ (53)	$ 445

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)YTD 2019 includes $6 million of accelerated depreciation related to plant closures.

(5)Costs related to cost reduction initiatives.

(6)Costs related to acquisitions and costs related to expected spin.

(7)Costs to achieve synergies related to Federal-Mogul acquisition.

(8)This primarily relates to a non-cash charge to cost of goods sold for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(9)Non-cash asset impairment charge related to goodwill.

(10)Charge due to process harmonization.

(11)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(12)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(13)Corporate costs for each division are $43M for New Tenneco and $55M for DRiV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)

Q2 2019
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 1,827	$ 777	$ 1,050	$ (31)	$ 1,081
Powertrain	1,133	-	1,133	-	1,133
Motorparts	835	-	835	(8)	843
Ride Performance	709	-	709	(20)	729

Total Tenneco Inc.	$ 4,504	$ 777	$ 3,727	$ (59)	$ 3,786

Q2 2018*
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 1,694	$ 621	$ 1,073	$ -	$ 1,073
Motorparts	333	-	333	-	333
Ride Performance	506	-	506	-	506

Total Tenneco Inc.	$ 2,533	$ 621	$ 1,912	$ -	$ 1,912

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)

YTD 2019
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 3,606	$ 1,483	$ 2,123	$ (82)	$ 2,205
Powertrain	2,308	-	2,308	-	2,308
Motorparts	1,632	-	1,632	(26)	1,658
Ride Performance	1,442	-	1,442	(51)	1,493

Total Tenneco Inc.	$ 8,988	$ 1,483	$ 7,505	$ (159)	$ 7,664

YTD 2018*
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 3,450	$ 1,273	$ 2,177	$ -	$ 2,177
Motorparts	645	-	645	-	645
Ride Performance	1,019	-	1,019	-	1,019

Total Tenneco Inc.	$ 5,114	$ 1,273	$ 3,841	$ -	$ 3,841

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q2 2019 vs. Q2 2018 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$ 133	8%	$ 8	1%
Powertrain	1,133	NM	1,133	NM
Motorparts	502	151%	510	153%
Ride Performance	203	40%	223	44%
Total Tenneco Inc.	$ 1,971	78%	$ 1,874	98%

	YTD Q2 2019 vs. YTD Q2 2018 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$ 156	5%	$ 28	1%
Powertrain	2,308	NM	2,308	NM
Motorparts	987	153%	1,013	157%
Ride Performance	423	42%	474	47%
Total Tenneco Inc.	$ 3,874	76%	$ 3,823	100%

(1)U.S. Generally Accepted Accounting Principles.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Pro Forma Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

				June 30, 2019		December 31, 2018

Total debt				$ 5,678		$ 5,493

Total cash, cash equivalents and restricted cash (total cash)				390		702

Debt net of total cash balances (1)				$ 5,288		$ 4,791

Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)				$ 1,514		$ 1,627

Pro forma ratio of debt net of total cash balances to Pro forma Adjusted LTM EBITDA including noncontrolling interests (4) (5)				3.5x		2.9x

	Q1 18*	Q2 18*	Q3 18*	Q4 18	Q1 19	Q2 19

Net income (loss) attributable to Tenneco Inc.	$ 60	$ 47	$ 57	$ (109)	$(117)	$ 26

Net income attributable to noncontrolling interests	14	16	9	17	12	19

Net income (loss)	74	63	66	(92)	(105)	45

Income tax expense (benefit)	25	26	22	(10)	-	14

Interest expense	23	22	24	79	81	82

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	122	111	112	(23)	(24)	141

Depreciation and amortization	60	60	60	165	169	169

Total EBITDA including noncontrolling interests (2)	$ 182	$ 171	$ 172	$ 142	$ 145	$ 310

Adjustments:
Restructuring and related expenses	12	21	12	17	17	57
Cost reduction initiatives (6)	-	10	-	8	8	2
Acquisition and spin costs (7)	13	18	12	53	40	27
Warranty charge (8)	5	-	-	-	-	7
Costs to achieve synergies(9)	-	9	4	49	7	7
Purchase accounting charges (10)	-	-	-	106	41	3
Goodwill impairment charge (11)	-	-	-	3	60	-
Process harmonization (12)	-	-	-	-	9	1
Anti-dumping duty charge (13)	-	-	-	16	-	-
Environmental charge (14)	-	4	-	-	-	-
Litigation settlement accrual	-	-	10	-	-	-
Loss on debt modification (15)	-	-	-	10	-	-
Pension charges (16)	-	-	-	3	-	-

Total Adjusted EBITDA including noncontrolling interests (3)	$ 212	$ 233	$ 210	$ 407	$ 327	$ 414

Legacy Federal-Mogul Reconciliation of Non-GAAP earnings measures
	Q1 18	Q2 18	Q3 18

Net income attributable to Federal-Mogul	$ 26	$ 25	$ 35

Net income attributable to noncontrolling interests	3	3	1

Net income	29	28	36

Income tax expense	15	13	16

Interest expense	48	52	49

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	92	93	101

Depreciation and amortization	100	96	99

Total EBITDA including noncontrolling interests (2)	$ 192	$ 189	$ 200

Adjustments:
Restructuring charges and asset impairments, net	-	-	15
Purchase price contingency	5	-	-
Transaction related costs	1	13	-
Cost to exit a multiemployer pension plan	-	5	-
Gain (loss) on sale of assets	-	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	5
Other	2	2	1

Total Adjusted EBITDA including noncontrolling interests (3)	$ 200	$ 209	$ 156

	Q1 18*	Q2 18*	Q3 18*	Q4 18	Q1 19	Q2 19
Pro forma Adjusted EBITDA including noncontrolling interests(2) (3) (5)	$ 412	$ 442	$ 366	$ 407	$ 327	$ 414
Q4 2018 Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)				$ 1,627
Q2 2019 Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)						$ 1,514

* Financial results for the first three quarters of 2018 have been revised for certain immaterial adjustments as discussed in Tenneco's Form 10-K for the year ended December 31, 2018.

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage.  The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM Adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt.  For purposes of this calculation, Adjusted LTM and Pro Forma adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage.  This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5) Tenneco is providing Pro Forma Adjusted LTM EBITDA and the ratio of debt net of cash balances to Pro Forma Adjusted LTM EBITDA to show the company's Adjusted LTM EBITDA as if Federal-Mogul had been consolidated with Tenneco for the entirety of 2018 and LTM Q2 2019 (and the resultant impact on the net debt ratio).  Tenneco believes this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul, for 2018 and 2019 and the ability of the company to service its debt.

(6)Costs related to cost reduction initiatives.

(7)Costs related to acquisitions and costs related to expected spin.

(8)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(9)Costs to achieve synergies related to Federal-Mogul acquisition.

(10)This primarily relates to a non-cash charge to cost of goods sold for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(11)Non-cash asset impairment charge related to goodwill.

(12)Charge due to process harmonization.

(13)Charge due to retroactive application of anti-dumping duty on a supplier's products.

(14)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(15)Loss on debt modification.

(16)Charges related to pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)
	Q2 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 2,850	$ (56)	$ 2,906	$ 679	$ 2,227
Original equipment commercial truck, off-highway, industrial and other revenues	819	(10)	829	113	716
Aftermarket revenues	835	(8)	843	-	843
Net sales and operating revenues	$ 4,504	$ (74)	$ 4,578	$ 792	$ 3,786

	Q2 2018*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 1,841	$ -	$ 1,841	$ 520	$ 1,321
Original equipment commercial truck, off-highway, industrial and other revenues	359	-	359	101	258
Aftermarket revenues	333	-	333	-	333
Net sales and operating revenues	$ 2,533	$ -	$ 2,533	$ 621	$ 1,912

	YTD 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 5,667	$ (145)	$ 5,812	$ 1,293	$ 4,519
Original equipment commercial truck, off-highway, industrial and other revenues	1,689	(30)	1,719	232	1,487
Aftermarket revenues	1,632	(26)	1,658	-	1,658
Net sales and operating revenues	$ 8,988	$ (201)	$ 9,189	$ 1,525	$ 7,664

	YTD 2018*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 3,734	$ -	$ 3,734	$ 1,063	$ 2,671
Original equipment commercial truck, off-highway, industrial and other revenues	735	-	735	210	525
Aftermarket revenues	645	-	645	-	645
Net sales and operating revenues	$ 5,114	$ -	$ 5,114	$ 1,273	$ 3,841

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(Millions except percents)

	Q2 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 1,827	$ 1,133	$ 835	$ 709	$ 4,504	$ -	$ 4,504

Less: Substrate sales	777	-	-	-	777	-	777

Value-add revenues	$ 1,050	$ 1,133	$ 835	$ 709	$ 3,727	$ -	$ 3,727

EBITDA	$ 152	$ 100	$ 110	$ 26	$ 388	$ (78)	$ 310

EBITDA as a % of revenue	8.3%	8.8%	13.2%	3.7%	8.6%		6.9%
EBITDA as a % of value-add revenue	14.5%	8.8%	13.2%	3.7%	10.4%		8.3%

Adjusted EBITDA	$ 168	$ 118	$ 126	$ 50	$ 462	$ (48)	$ 414

Adjusted EBITDA as a % of revenue	9.2%	10.4%	15.1%	7.1%	10.3%		9.2%
Adjusted EBITDA as a % of value-add revenue	16.0%	10.4%	15.1%	7.1%	12.4%		11.1%

	Q2 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 1,694	$ 333	$ 506	$ 2,533	$ -	$ 2,533

Less: Substrate sales	621	-	-	621	-	621

Value-add revenues	$ 1,073	$ 333	$ 506	$ 1,912	$ -	$ 1,912

EBITDA	$ 142	$ 55	$ 20	$ 217	$ (46)	$ 171

EBITDA as a % of revenue	8.4%	16.5%	4.0%	8.6%		6.8%
EBITDA as a % of value-add revenue	13.2%	16.5%	4.0%	11.3%		8.9%

Adjusted EBITDA	$ 159	$ 58	$ 38	$ 255	$ (22)	$ 233

Adjusted EBITDA as a % of revenue	9.4%	17.4%	7.5%	10.1%		9.2%
Adjusted EBITDA as a % of value-add revenue	14.8%	17.4%	7.5%	13.3%		12.2%

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(Millions except percents)

	YTD 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 3,606	$ 2,308	$ 1,632	$ 1,442	$ 8,988	$ -	$ 8,988

Less: Substrate sales	1,483	-	-	-	1,483	-	1,483

Value-add revenues	$ 2,123	$ 2,308	$ 1,632	$ 1,442	$ 7,505	$ -	$ 7,505

EBITDA	$ 283	$ 213	$ 155	$ (19)	$ 632	$ (177)	$ 455

EBITDA as a % of revenue	7.8%	9.2%	9.5%	-1.3%	7.0%		5.1%
EBITDA as a % of value-add revenue	13.3%	9.2%	9.5%	-1.3%	8.4%		6.1%

Adjusted EBITDA	$ 308	$ 234	$ 216	$ 81	$ 839	$ (98)	$ 741

Adjusted EBITDA as a % of revenue	8.5%	10.1%	13.2%	5.6%	9.3%		8.2%
Adjusted EBITDA as a % of value-add revenue	14.5%	10.1%	13.2%	5.6%	11.2%		9.9%

	YTD 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 3,450	$ 645	$ 1,019	$ 5,114	$ -	$ 5,114

Less: Substrate sales	1,273	-	-	1,273	-	1,273

Value-add revenues	$ 2,177	$ 645	$ 1,019	$ 3,841	$ -	$ 3,841

EBITDA	$ 299	$ 100	$ 44	$ 443	$ (90)	$ 353

EBITDA as a % of revenue	8.7%	15.5%	4.3%	8.7%		6.9%
EBITDA as a % of value-add revenue	13.7%	15.5%	4.3%	11.5%		9.2%

Adjusted EBITDA	$ 317	$ 105	$ 76	$ 498	$ (53)	$ 445

Adjusted EBITDA as a % of revenue	9.2%	16.3%	7.5%	9.7%		8.7%
Adjusted EBITDA as a % of value-add revenue	14.6%	16.3%	7.5%	13.0%		11.6%

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended June 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)REVENUE TO NON-GAAP REVENUE MEASURES(2)- Original equipment commercial truck, off-highway, industrial and other revenues
Unaudited
(Millions)

2019
	Q1			Q2			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 319	$ 115	$ 204	$ 300	$ 110	$ 190	$ 619	$ 225	$ 394

Powertrain	426	-	426	401	-	401	827	-	827

Ride Performance	125	-	125	118	-	118	243	-	243

Total Tenneco Inc.	$ 870	$ 115	$ 755	$ 819	$ 110	$ 709	$ 1,689	$ 225	$ 1,464

2018
	Q1			Q2			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 307	$ 109	$ 198	$ 290	$ 101	$ 189	$ 597	$ 210	$ 387

Ride Performance	69	-	69	69	-	69	138	-	138

Total Tenneco Inc.	$ 376	$ 109	$ 267	$ 359	$ 101	$ 258	$ 735	$ 210	$ 525

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO PRO FORMA(2) REVENUE AND NON-GAAP EARNINGS MEASURES - 2018 Quarterly
Unaudited
(Millions except percents)

	Q1 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,756	$ 1,260	$ -	$ 3,016	$ 903	$ 761	$ -	$ 1,664	$ -	$ 4,680
Less: Substrate sales	652	-	-	652	-	-	-	-	-	652
Value-add revenues (3)	1,104	1,260	-	2,364	903	761	-	1,664	-	4,028

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	119	60	-	179	96	(18)	-	78	(51)	206
Depreciation and amortization	37	61	-	98	24	38	-	62	-	160
Total EBITDA including noncontrolling interests(4)	156	121	-	277	120	20	-	140	(51)	366
Financing charges on sale of receivables reclass	1	1	1	3	5	-	-	5	-	8
Segment change impact	2	12	(16)	(2)	(19)	17	(32)	(34)	36	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	159	134	(15)	278	106	37	(32)	111	(15)	374

Adjustments:
Restructuring and related expenses	1	-	-	1	2	7	-	9	-	10
Cost reduction initiatives	-	-	-	-	-	2	-	2	-	2
Acquisition and spin costs	-	-	-	-	-	-	-	-	13	13
Warranty charge	-	-	-	-	-	5	-	5	-	5
Purchase price contingency	-	5	-	5	-	-	-	-	-	5
Transaction related costs	-	-	-	-	-	-	-	-	1	1
Other	-	1	-	1	-	-	-	-	1	2

Adjusted EBITDA(5)	$ 160	$ 140	$ (15)	$ 285	$ 108	$ 51	$ (32)	$ 127	$ -	$ 412

Adjusted EBITDA as a percent of value-add revenue(6)	14.5%	11.1%		12.1%	12.0%	6.7%		7.6%		10.2%

	Q2 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,694	$ 1,243	$ -	$ 2,937	$ 930	$ 753	$ -	$ 1,683	$ -	$ 4,620
Less: Substrate sales	621	-	-	621	-	-	-	-	-	621
Value-add revenues (3)	1,073	1,243	-	2,316	930	753	-	1,683	-	3,999

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	103	70	-	173	109	(19)	-	90	(65)	198
Depreciation and amortization	39	61	-	100	21	34	-	55	1	156
Total EBITDA including noncontrolling interests(4)	142	131	-	273	130	15	-	145	(64)	354
Financing charges on sale of receivables reclass	-	-	1	1	5	-	-	5	-	6
Segment change impact	3	13	(16)	-	(17)	14	(24)	(27)	27	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	145	144	(15)	274	118	29	(24)	123	(37)	360

Adjustments:
Restructuring and related expenses	11	1	-	12	1	10	-	11	-	23
Cost reduction initiatives	-	-	-	-	-	8	-	8	-	8
Acquisition and spin costs	-	-	-	-	-	-	-	-	18	18
Costs to achieve synergies	6	-	-	6	1	-	-	1	2	9
Environmental charge	-	-	-	-	-	-	-	-	4	4
Transaction related costs	-	-	-	-	-	-	-	-	13	13
Cost to exit a multiemployer pension plan	-	5	-	5	-	-	-	-	-	5
Other	-	(2)	-	(2)	5	(1)	-	4	-	2

Adjusted EBITDA(5)	$ 162	$ 148	$ (15)	$ 295	$ 125	$ 46	$ (24)	$ 147	$ -	$ 442

Adjusted EBITDA as a percent of value-add revenue(6)	15.1%	11.9%		12.7%	13.4%	6.1%		8.7%		11.1%

	Q3 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,602	$ 1,122	$ -	$ 2,724	$ 867	$ 690	$ -	$ 1,557	$ -	$ 4,281
Less: Substrate sales	596	-	-	596	-	-	-	-	-	596
Value-add revenues (3)	1,006	1,122	-	2,128	867	690	-	1,557	-	3,685

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	105	21	-	126	102	28	-	130	(51)	205
Depreciation and amortization	38	62	-	100	22	35	-	57	2	159
Total EBITDA including noncontrolling interests(4)	143	83	-	226	124	63	-	187	(49)	364
Financing charges on sale of receivables reclass	1	1	1	3	5	-	-	5	-	8
Segment change impact	4	13	(18)	(1)	(16)	16	(28)	(28)	29	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	148	97	(17)	228	113	79	(28)	164	(20)	372

Adjustments:
Restructuring and related expenses	1	8	-	9	8	10	-	18	-	27
Acquisition and spin costs	-	-	-	-	-	-	-	-	12	12
Costs to achieve synergies	-	-	-	-	-	1	-	1	3	4
Litigation settlement accrual	-	-	-	-	-	9	-	9	1	10
Gain (loss) on sale of assets	-	-	-	-	-	(65)	-	(65)	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	-	-	-	-	-	-	5	5
Other	-	4	-	4	(3)	1	-	(2)	(1)	1

Adjusted EBITDA(5)	$ 149	$ 109	$ (17)	$ 241	$ 118	$ 35	$ (28)	$ 125	$ -	$ 366

Adjusted EBITDA as a percent of value-add revenue(6)	14.8%	9.7%		11.3%	13.6%	5.1%		8.0%		9.9%

	Q4 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,655	$ 1,112	$ -	$ 2,767	$ 827	$ 684	$ -	$ 1,511	$ -	$ 4,278
Less: Substrate sales	631	-	-	631	-	-	-	-	-	631
Value-add revenues (3)	1,024	1,112	-	2,136	827	684	-	1,511	-	3,647

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	116	33	-	149	(31)	(47)	-	(78)	(102)	(31)
Depreciation and amortization	40	59	-	99	29	37	-	66	-	165
Total EBITDA including noncontrolling interests(4)	156	92	-	248	(2)	(10)	-	(12)	(102)	134
Financing charges on sale of receivables reclass	-	-	1	1	6	1	-	7	-	8
Segment change impact	3	1	(4)	-	(17)	12	(19)	(24)	24	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	159	93	(3)	249	(13)	3	(19)	(29)	(78)	142

Adjustments:
Restructuring and related expenses	(2)	(2)	-	(4)	2	19	-	21	-	17
Cost reduction initiatives	-	-	-	-	-	-	-	-	8	8
Acquisition and spin costs	-	-	-	-	-	-	-	-	53	53
Costs to achieve synergies	(3)	-	-	(3)	35	10	-	45	7	49
Purchase accounting adjustments	-	44	-	44	57	5	-	62	-	106
Anti-dumping duty charge	-	-	-	-	16	-	-	16	-	16
Loss on debt modification	-	-	-	-	-	-	-	-	10	10
Pension charges / Stock vesting	-	-	-	-	-	3	-	3	-	3
Goodwill impairment charge	-	-	-	-	-	3	-	3	-	3

Adjusted EBITDA(5)	$ 154	$ 135	$ (3)	$ 286	$ 97	$ 43	$ (19)	$ 121	$ -	$ 407

Adjusted EBITDA as a percent of value-add revenue(6)	15.0%	12.1%		13.4%	11.7%	6.3%		8.0%		11.2%

(1)U.S. Generally Accepted Accounting Principles.

(2)   Tenneco presents pro forma revenues and earnings measures to show what the company's performance would have been had Federal-Mogul been consolidated with Tenneco for each quarter of 2018.  We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.   The Motorparts segment reflects the company's historical Aftermarket segment plus the Motorparts aftermarket business acquired in the Federal-Mogul acquisition.  The Ride Performance segment reflects the company's historical Ride Performance segment plus the Motorparts OE business acquired in the Federal-Mogul acquisition.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4)   EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  We have also presented  EBITDA including noncontrolling interests to give effect to the reclassification of financing charges on sale of receivables that took place in the first quarter 2019 and to give effective to the impact of the segment changes that occurred in the first quarter of 2019. EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5)"Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of both value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO PRO FORMA(2) REVENUE AND NON-GAAP EARNINGS MEASURES - 2018 and 2017 Annual
Unaudited
(Millions except percents)

	FY 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 6,707	$ 4,737	$ -	$ 11,444	$ 3,527	$ 2,888	$ -	$ 6,415	$ -	$ 17,859
Less: Substrate sales	2,500	-	-	2,500	-	-	-	-	-	2,500
Value-add revenues (3)	4,207	4,737	-	8,944	3,527	2,888	-	6,415	-	15,359

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	443	184	-	627	276	(56)	-	220	(269)	578
Depreciation and amortization	154	243	-	397	96	144	-	240	3	640
Total EBITDA including noncontrolling interests(4)	597	427	-	1,024	372	88	-	460	(266)	1,218
Financing charges on sale of receivables reclass	2	2	4	8	21	1	-	22	-	30
Segment change impact	12	39	(54)	(3)	(69)	59	(103)	(113)	116	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	611	468	(50)	1,029	324	148	(103)	369	(150)	1,248

Adjustments:
Restructuring and related expenses	11	7	-	18	13	46	-	59	-	77
Cost reduction initiatives	-	-	-	-	-	10	-	10	8	18
Acquisition and spin costs	-	-	-	-	-	-	-	-	96	96
Costs to achieve synergies	3	-	-	3	36	11	-	47	12	62
Purchase accounting adjustments	-	44	-	44	57	5	-	62	-	106
Anti-dumping duty charge	-	-	-	-	16	-	-	16	-	16
Environmental charge	-	-	-	-	-	-	-	-	4	4
Warranty charge	-	-	-	-	-	5	-	5	-	5
Litigation settlement accrual	-	-	-	-	-	9	-	9	1	10
Loss on debt modification	-	-	-	-	-	-	-	-	10	10
Pension charges / Stock vesting	-	-	-	-	-	3	-	3	-	3
Goodwill impairment charge	-	-	-	-	-	3	-	3	-	3
Purchase price contingency	-	5	-	5	-	-	-	-	-	5
Transaction related costs	-	-	-	-	-	-	-	-	14	14
Cost to exit a multiemployer pension plan	-	5	-	5	-	-	-	-	-	5
Gain (loss) on sale of assets	-	-	-	-	-	(65)	-	(65)	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	-	-	-	-	-	-	5	5
Other	-	3	-	3	2	-	-	2	-	5

Adjusted EBITDA(5)	$ 625	$ 532	$ (50)	$ 1,107	$ 448	$ 175	$ (103)	$ 520	$ -	$ 1,627

Adjusted EBITDA as a percent of value-add revenue(6)	14.9%	11.2%		12.4%	12.7%	6.1%		8.1%		10.6%

	FY 2017

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 6,216	$ 4,573	$ -	$ 10,789	$ 3,678	$ 2,686	$ -	$ 6,364	$ -	$ 17,153
Less: Substrate sales	2,187	-	-	2,187	-	-	-	-	-	2,187
Value-add revenues (3)	4,029	4,573	-	8,602	3,678	2,686	-	6,364	-	14,966

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	420	234	-	654	394	(42)	-	352	(272)	734
Depreciation and amortization	142	254	-	396	92	132	-	224	4	624
Total EBITDA including noncontrolling interests(4)	562	488	-	1,050	486	90	-	576	(268)	1,358
Financing charges on sale of receivables reclass	2	2	-	4	16	1	-	17	-	21
Segment change impact	7	54	(71)	(10)	(67)	75	(114)	(106)	116	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	571	544	(71)	1,044	435	166	(114)	487	(152)	1,379

Adjustments:
Restructuring and related expenses	23	16	-	39	21	23	-	44	1	84
Cost reduction initiatives	4	-	-	4	3	12	-	15	3	22
Loss on debt modification	-	-	-	-	-	-	-	-	5	5
Pension charges / Stock vesting	-	-	-	-	-	-	-	-	13	13
Goodwill impairment charge	-	11	-	11	4	7	-	11	-	22
Warranty settlement	-	-	-	-	-	7	-	7	132	139
Gain on sale of unconsolidated JV	-	-	-	-	-	-	-	-	(5)	(5)
Gain from termination of customer contract	-	-	-	-	-	(6)	-	(6)	-	(6)
Warranty release	-	-	-	-	(4)	-	-	(4)	-	(4)
Release of deferred purchase price payment	-	-	-	-	-	(3)	-	(3)	-	(3)
EBITDA contribution of pending asset sales	-	(2)	-	(2)	-	-	-	-	-	(2)
Transaction related costs	-	3	-	3	1	-	-	1	3	7
Gain (loss) on sale of business	-	(3)	-	(3)	-	-	-	-	-	(3)
Gain (loss) on sale of nonconsolidated affiliates	-	-	-	-	2	-	-	2	-	2
Gain (loss) on sale of assets	-	(6)	-	(6)	-	(1)	-	(1)	-	(7)

Adjusted EBITDA(5)	$ 598	$ 563	$ (71)	$ 1,090	$ 462	$ 205	$ (114)	$ 553	$ -	$ 1,643

Adjusted EBITDA as a percent of value-add revenue(6)	14.8%	12.3%		12.7%	12.6%	7.6%		8.7%		11.0%

(1)U.S. Generally Accepted Accounting Principles.

(2)   Tenneco presents pro forma revenues and earnings measures to show what the company's performance would have been had Federal-Mogul been consolidated with Tenneco for the entirety of 2017 and 2018.  We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.   The Motorparts segment reflects the company's historical Aftermarket segment plus the Motorparts aftermarket business acquired in the Federal-Mogul acquisition.  The Ride Performance segment reflects the company's historical Ride Performance segment plus the Motorparts OE business acquired in the Federal-Mogul acquisition.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4)   EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  We have also presented  EBITDA including noncontrolling interests to give effect to the reclassification of financing charges on sale of receivables that took place in the first quarter 2019 and to give effective to the impact of the segment changes that occurred in the first quarter of 2019. EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5)"Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of both value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.

ATTACHMENT 2
TENNECO INC.
Division Level Q3 and FY 2019 Outlook
Unaudited

DRiV™ 2019 YOY Expectations

Q3 Outlook:
Revenue expected down ~3%(1) or around $1.5 billion
Expect adjusted EBITDA margin rate improvement of approximately 100 bps(2)
Full Year Outlook:
Revenue expected down 3% to 4%(1), or $6.0 billion to $6.1 billion
Adjusted EBITDA margin up 20 to 40 bps(2)
Capital expenditures in the range of $250 million to $260 million

New Tenneco 2019 YOY Expectations

Q3 Outlook:
VA Revenue expected (1)% to 1%(1)or around $2.1 billion
Expect VA adjusted EBITDA margin rate improvement of approximately 120 bps(2)
Full Year Outlook:
VA Revenue expected flat to (2)%(1)or $8.6 billion to $8.7 billion
VA adjusted EBITDA margin down between 40 to 60 bps (2)
Capital expenditures in the range of $470 million to $485 million

(1) Pro Forma revenue growth is measured at 2018 constant currency rates and includes FM acquisition in prior periods.
(2) Measured vs. proforma 2018